UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2019

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive
Amherst, New York 14228
(Address of Principal Executive Offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	AMOT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2019, the Board of Directors (the “Board”) of Allied Motion Technologies Inc. (the “Company”), upon recommendation by the Governance and Nominating Committee, increased the size of the Board from seven to eight members and elected Robert B. Engel to fill the newly created position on the Board.  Mr. Engel will serve as an independent director and has been appointed as a member of the Audit and Compensation Committees of the Board.

Mr. Engel currently serves as Chief Executive Officer and Managing Director of BLT Advisory Services, LLC, a boutique advisory firm he joined in 2017 which provides guidance for business transformation, brand building, governance, business and leadership succession, and leadership development. Prior to BLT Advisory Services, Mr. Engel had over a 30 year career in the banking industry, including 17 years at CoBank, ACB in Denver, CO, serving first as President and Chief Operating Officer and subsequently promoted to President and Chief Executive Officer, and 14 years at HSBC Bank USA in Buffalo, NY, where he served in positions of increasing responsibility ultimately becoming the Chief Banking Officer.  Prior to moving to the banking industry, Mr. Engel began his public accounting career with Deloitte & Touche, and then KPMG.

There are no arrangements or understandings between Mr. Engel and any other persons pursuant to which Mr. Engel was appointed a director of the Company.  There are no transactions in which Mr. Engel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Engel will receive compensation for his service on the Board of Directors in accordance with the Company’s Compensation Program for Non-Employee Directors.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2019, the Board, upon recommendation by the Governance and Nominating Committee, approved the adoption of amended and restated By-laws (the “Restated By-laws”) to replace the Company’s existing By-laws (the “Prior By-laws”) effective immediately.  The Restated By-laws reflect prior amendments to the Colorado Business Corporation Act, as identified in connection with the Governance and Nominating Committee’s regular review of corporate governance issues, and generally have the effect of modernizing and updating the Prior By-laws.

The amendments include the following, among others: (i) providing the flexibility, but not the requirement, for the Company to maintain certain books and records in electronic format (Section 1.03); (ii) providing the flexibility, but not the requirement, for the Company to hold shareholder meetings by telecommunication (Sections 2.02 and the last paragraph of Section 2.07); (iii) establishing non-ownership related limitations on the shareholders’ right to demand a special meeting (Section 2.04(d)); (iv) requiring the appointment of one or more inspectors at meetings of shareholders (Section 2.12); (v) updating the advance notice and related procedural and disclosure requirements by which a shareholder may propose business in connection with an annual meeting of shareholders, including the nomination of a director (Section 2.14); (vi) removing from the Restated By-laws the age limit for a person nominated as a director as such provision was duplicative of the age limit specified in the Company’s Corporate Governance Principles; (vii) clarifying the process by which a director may tender his or her resignation (Section 3.05); (viii) providing that a director may be removed by majority vote of shareholders rather than a 2/3 super-majority vote (Section 3.06); (ix) clarifying the process by which a special meeting of the Board may be called (Section 3.09); (x) clarifying the process by which a Board meeting may be adjourned (Section 3.11); (xi) clarifying that the role of Chairman of the Board is not itself an officer position (Section 3.18); (xii) confirming the ability of Board to create committees consistent with the Colorado Business Corporation Act (Section 3.19); (xiii) clarified the process by which an officer may tender his or her resignation (Section 4.03); (xiv) permitting the Board to delegate the power to appoint and remove certain corporate officers to the Chief Executive Officer (Section 4.11); (xv) clarifying the ability of the Company to maintain insurance in connection with indemnification obligations (Section 5.02); (xvi) requiring notice to the shareholders if the Company indemnifies or advances expenses to a director (Section 5.03); and (xvii) clarifying that the By-laws are adopted subject to the Company’s Articles of Incorporation and applicable Colorado law (Section 8.04).

The foregoing summary of the amendments to the By-Laws of the Company is qualified in its entirety by reference to the Restated By-laws filed as Exhibit 3 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.  The following exhibit is filed herewith:

3	By-laws of Allied Motion Technologies Inc. as of October 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  November 4, 2019

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Michael R. Leach

Michael R. Leach
Chief Financial Officer